UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 25, 2008

SHUMATE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-04353686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12060 FM 3083, Conroe, Texas	77301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(936) 441-5100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 25, 2008, we entered into an Amended and Restated Loan Agreement with Stillwater National Bank and Trust Company (the “Amended Loan Agreement”.). On October 19, 2005 we entered into that certain Agreement (as reported in our Current Report on Form 8-K dated October 19, 2005) with Stillwater, which Agreement was amended by a certain First Amendment to Agreement and Guarantors’ Consent dated October 19, 2006, as amended by a certain Second Amendment to Agreement dated effective January 19, 2007 (collectively, the “Prior Agreement”).

The Amended Loan Agreement amends and restates the Prior Agreement as follows:

1. Term Loan. Our current Term Note dated October 19, 2005 in favor of Stillwater has a current outstanding principal balance of $3,003,997.58 (as of January 25, 2008) and a maturity date of April 19, 2008. Stillwater has agreed to lend to us (along with our co-borrowers Shumate Machine Works, Inc. and Hemiwedge Valve Corporation) $3,329,000 pursuant to a new term note dated January 25, 2008, which funds advanced under the new term note will be used to refinance the old term note and provide working capital. The new term note requires us to make 26 equal monthly payments (beginning on February 28, 2008) in an amount sufficient to fully amortize principal and interest on the amended and restated note over 64 months. The new term note is due and payable on April 19, 2010. The new term note bears interest at a rate equal to the prime rate plus two percent, and it is secured by a first priority security interest in all of our existing and future assets as well as a security interest in certain personal assets of Larry Shumate.

2. Revolving Loan. Our current revolving promissory note dated October 19, 2005 in favor of Stillwater, has a current outstanding principal balance of $893,676.40 (as of January 25, 2008) and a maturity date of April 19, 2008. Stillwater has agreed to lend to us (and the other co-borrowers set forth above) $1,000,000 pursuant to a new revolving promissory note dated January 25, 2008, which funds advanced under the new revolving promissory will be used to refinance the old revolving promissory note and provide working capital. The initial balance on the line of credit is the balance of our existing line of credit with Stillwater ($893,676.40 principal balance as of January 25, 2008). The advances available under the new revolving promissory note are limited to a borrowing base of the sum of (a) 85% of eligible accounts receivable, and (b) 50% of eligible inventory. The new revolving promissory note bears interest at a rate equal to the prime rate plus two percent, and it is secured by a first priority security interest in all of our existing and future assets as well as a security interest in certain personal assets of Larry Shumate. On the 28th day of each month, beginning January 28, 2008, we will pay all interest accrued on the new revolving promissory note. The amount we can borrow on the line of credit is subject to qualifying accounts receivable and inventory. The new revolving promissory note will mature and become fully due and payable on April 19, 2009.

The paragraphs above describe certain of the material terms of the Amended Loan Agreement with Stillwater National Bank. Such description is not a complete description of the material terms of such transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01		Financial Statements and Exhibits.

	(c)	Exhibits.

		10.1	Amended and Restated Loan Agreement
		10.2	Promissory Note dated January 25, 2008
		10.3	Revolving Promissory Note dated January 15, 2008
		10.4	Lockbox Agreement
		10.5	Security Agreement (Larry Shumate)
		10.6	Security Agreement (Borrowers)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC.
(Registrant)

Date: January 30, 2008	By:	/s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer, Treasurer, Secretary, and Executive Vice President